UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

ANSWERS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32255 (Commission File Number)	98-0202855 (IRS Employer Identification No.)

237 West 35th Street, Suite 1101 New York, NY (Address of principal executive offices)	10001 (Zip code)

Registrant’s telephone number, including area code: (646) 502-4777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 24, 2011, Answers Corporation, a Delaware corporation (“Answers.com”), issued a press release announcing that Institutional Shareholder Services Inc. (“ISS”) published a report recommending that Answers.com stockholders vote “FOR” the merger agreement in connection with the previously announced merger pursuant to which Answers.com would be acquired by AFCV Holdings, LLC.  A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)      Exhibits.  The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release, dated March 24, 2011, issued by Answers Corporation

Additional Information and Where to Find It

Answers.com has filed with the Securities and Exchange Commission a definitive proxy statement and other relevant materials in connection with the merger described above. The definitive proxy statement has been sent to the stockholders of Answers.com. Before making any voting decision with respect to the merger, stockholders are urged to read the proxy statement and the other relevant materials because they contain important information about the merger. The proxy statement and other relevant materials and any other documents filed by Answers.com with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at Answers’ website at http://ir.answers.com/sec.cfm. In addition, stockholders may obtain free copies of the documents filed with the SEC by contacting Okapi Partners at (212) 297-0720.

Participants in the Solicitation

Answers.com and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Answers.com in connection with the merger. Information about the directors and executive officers of Answers.com is set forth in its proxy statement on Schedule 14A filed with the SEC on July 27, 2010 and Answers.com’s Annual Report on Form 10-K filed on March 17, 2011. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger is included in the definitive proxy statement filed by Answers.com with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Answers Corporation

Date:	March 24, 2011	By:	/s/ Caleb A. Chill
			Name:	Caleb A. Chill
			Title:	VP General Counsel & Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated March 24, 2011, issued by Answers Corporation